
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S CONSOLIDATED BALANCE SHEET DATED DECEMBER 31, 1998 AND
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998<F7>
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998<F7>
<CASH>                                         513,315
<SECURITIES>                                 1,076,688<F1><F5>
<RECEIVABLES>                                  185,748<F5>
<ALLOWANCES>                                    18,160<F5>
<INVENTORY>                                     79,862<F5>
<CURRENT-ASSETS>                             1,626,171<F5><F8>
<PP&E>                                         501,183<F5>
<DEPRECIATION>                                 198,102<F5>
<TOTAL-ASSETS>                               2,519,493<F5><F8>
<CURRENT-LIABILITIES>                          557,435<F5>
<BONDS>                                        338,158<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,799
<OTHER-SE>                                   1,539,232<F3><F8>
<TOTAL-LIABILITY-AND-EQUITY>                 2,519,493<F5><F8>
<SALES>                                        399,251
<TOTAL-REVENUES>                               736,673
<CGS>                                          174,803<F5><F6>
<TOTAL-COSTS>                                  174,803<F5><F6>
<OTHER-EXPENSES>                               334,412<F4><F5><F6>
<LOSS-PROVISION>                                14,370
<INTEREST-EXPENSE>                              24,673
<INCOME-PRETAX>                                 94,983
<INCOME-TAX>                                    18,985
<INCOME-CONTINUING>                             75,998
<DISCONTINUED>                                 448,115
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   524,113
<EPS-BASIC>                                       2.95
<EPS-DILUTED>                                     2.90

<F1>CONSISTS OF SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES, CAPITAL LEASE OBLIGATIONS
AND NOTES PAYABLE, NET OF CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN-CAPITAL, ACCUMULATED DEFICIT, AND ACCUMULATED
OTHER COMPREHENSIVE LOSS.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, WRITE-OFF OF PURCHASED IN-PROCESS
TECHNOLOGIES, RESTRUCTURING AND REORGANIZATION CHARGES AND OTHER OPERATING EXPENSES.
<F5>DURING THE SECOND QUARTER OF 1999, THE COMPANY COMPLETED THE IMPLEMENTATION OF
AN INTEGRATED INFORMATION SYSTEM. AS A RESULT, CERTAIN PREVIOUSLY REPORTED
AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE DECEMBER 31, 1999 PRESENTATION.
<F6>DURING THE FOURTH QUARTER OF 1999, THE COMPANY RECLASSIFIED THIRD PARTY
CONTRACT MANUFACTURING EXPENSES TO "OTHER EXPENSES", WHICH WERE PREVIOUSLY CLASSIFIED AS "COST OF SALES." AS A RESULT, CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE DECEMBER 31, 1999 PRESENTATION.
<F7>THE ACTUAL FISCAL YEAR END WAS JAN-03-1999. FOR PRESENTATIONAL PURPOSES,
DATES USED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES REFER TO THE
FISCAL MONTH END.
<F8>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO "OTHER
COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE," WITH AN OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY.
CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE SEPTEMBER 30, 2000 PRESENTATION.

